Exhibit 10.13

Industrial Lease

Moffett Park I & II

Sunnyvale, California

AMB PROPERTY, L.P., a Delaware limited partnership,

as Landlord,

and

InvenSense, Inc., a Delaware corporation,

as Tenant

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12.3	Criteria for Consent	10
12.4	Effectiveness of Transfer and Continuing Obligations	11
12.5	Recapture	11
12.6	Transfer Premium	11
12.7	Waiver	11

12. Assignment and Subletting		11
12.8	Special Transfer Prohibitions	11
12.9	Permitted Transfers	12

13. Default; Remedies		12
13.1	Default	12
13.2	Remedies	12
13.3	Late Charges	14
13.4	Breach by Landlord	14

14. Condemnation		14

15. Estoppel Certificate and Financial Statements		14
15.1	Estoppel Certificate	14
15.2	Financial Statement	14

16. Additional Covenants and Provisions		14
16.1	Severability	14
16.2	Interest on Past-Due Obligations	14
16.3	Time of Essence	15
16.4	Landlord Liability	15
16.5	No Prior or Other Agreements	15
16.6	Notice Requirements	15
16.7	Date of Notice	15
16.8	Waivers	15
16.9	Holdover	15
16.10	Cumulative Remedies	15
16.11	Binding Effect: Choice of Law	15
16.12	Landlord	15
16.13	Attorneys’ Fees and Other Costs	16
16.14	Landlord’s Access; Showing Premises; Repairs	16
16.15	Signs	16
16.16	Termination; Merger	16
16.17	Quiet Possession	16
16.18	Subordination; Attornment; Non-Disturbance	16
16.19	Rules and Regulations	17
16.20	Security Measures	17
16.21	Reservations	17
16.22	Conflict	17
16.23	Offer	17
16.24	Amendments	17
16.25	Multiple Parties	17
16.26	Authority	17
16.27	Recordation	17
16.28	Confidentiality	17
16.29	Landlord Renovations	17
16.30	Waiver of Jury Trial	17

ii

Glossary

The following terms in the Lease are defined in the paragraphs opposite the terms.

Term	Defined in Paragraph

Additional Rent	4.1
Applicable Requirements	6.3
Assign	12.1
Base Rent	1.4
Basic Provisions	1
Building	1.2
Building Operating Expenses	4.2(b)
Code	12.1(a)
Commencement Date	1.3
Commencement Date Certificate	3.3
Common Areas	2.2
Common Area Operating Expenses	4.2(b)
Condemnation	14
Default	13.1
Expiration Date	1.3
HVAC	4.2(a)(x)
Hazardous Substance	6.2
Indemnity	8.5
Industrial Center	1.2
Landlord	1.1
Landlord Entities	6.2(c)
Lease	1.1
Lenders	6.4
Mortgage	16.18
Operating Expenses	4.2
Party/Parties	1.1
Permitted Use	1.8
Premises	1.2
Prevailing Party	16.13
Real Property Taxes	10.2
Rent	4.1
Reportable Use	6.2
Requesting Party	15
Responding Party	15
Rules and Regulations	2.4, 16.19
Security Deposit	1.7, 5
Taxes	10.2
Tenant	1.1
Tenant Acts	9.2
Tenant’s Entity	6.2(c)
Tenant’s Share	1.5
Term	1.3
Use	6.1

iii

AMB Property Corporation

Industrial Lease

1.	Basic Provisions (“Basic Provisions”).

1.1      Parties.  This Lease (“Lease”) dated June 13, 2007, is made by and between AMB PROPERTY, L.P., a Delaware limited partnership, (“Landlord”) and InvenSense, Inc., a Delaware corporation (“Tenant”) (collectively, the “Parties” or individually, a “Party”).

1.2      Premises.  The premises (“Premises”), which are the subject of this Lease, are located in the industrial center commonly known as the Moffett Park I & II (the “Industrial Center”). The Premises are:

     [ X ]    Approximately 19,638 square feet of space commonly known as 1197 Borregas Avenue, Sunnyvale, CA and as depicted on Exhibit A. This space is a part of the building (“Building”) which is also identified on Exhibit A.

If the Premises are all of the Building, there shall, for purposes of this Lease, be no distinction between the words “Premises” or “Building.” Tenant shall have nonexclusive rights to the Common Areas (as defined in Paragraph 2.2 below) but shall not have any rights to the roof, exterior walls, or utility raceways of the Building or to any other buildings in the Industrial Center. The Industrial Center consists of the Premises, the Building, the Common Areas, the land upon which they are located, and all other buildings and improvements within the boundaries of the Industrial Center.

1.3      Term.  Thirty Seven (37) months and One (1) day (“Term”) commencing June 30, 2007 (“Commencement Date”) and ending July 31, 2010 (“Expiration Date”).

1.4      Base Rent.  Base Monthly Rent (“Base Rent”) shall be payable as follows:

June 30, 2007-August 31, 2007	$0
September 1, 2007-July 31, 2008	$25,529.40 NNN [$1.30 psf]
August 1, 2008-July 31, 2009	$26,511.30 NNN [$1.35 psf]
August 1, 2009-July 31, 2010	$27,493.20 NNN [$1.40 psf]

1.5      Tenant’s Share of Operating Expenses (“Tenant’s Share”).

(a)	Common Area Operating Expenses	6%
(b)	Building Operating Expenses	38.6%

Tenant shall commence paying Operating Expenses as of August 1, 2007.

1.6      Tenant’s Estimated Monthly Rent Payment.  Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease. The Estimated Total Monthly Payment, set forth below, shall be paid upon the execution of this Lease for the first month of the Lease Term.

(a)	Base Rent (Paragraph 4.1)	$25,529.40
(b)	Operating Expenses (Paragraph 4.2, excluding Real Property Taxes, Landlord Insurance)	$2,505.00
(c)	Landlord Insurance (Paragraph 8.3)	$507.00
(d)	Real Property Taxes (Paragraph 10)	$2,135.00

	Estimated Total Monthly Payment	$30,676.40

1.7      Security Deposit.  See Addendum Two (Letter of Credit).

1.8      Permitted Use (“Permitted Use”).  General office, sales, marketing, engineering lab, light production testing, and design of semiconductor electronic components, but only to the extent permitted by the City in which the Premises are located and all agencies and governmental authorities having jurisdiction of the Premises.

1.9      Guarantor.  N/A

1.10    Addenda.  Attached hereto are the following Addenda, all of which constitute a part of this Lease:

            (a)        Addendum 1:      Early Occupancy and Inducement Recapture

            (b)        Addendum 2:      Letter of Credit

            (c)        Addendum 3:      Option to Extend the Lease Term

1.11      Exhibits.  Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

             Exhibit A:        Description of Premises.

             Exhibit B:        Commencement Date Certificate.

             Exhibit C:        Tenant Move-in and Lease Renewal Environmental Questionnaire

             Exhibit D:        Move Out Standards

Exhibit G:        Schedule of Furniture Systems

1.12      Address for Rent Payments.  All amounts payable by Tenant to Landlord shall, until further notice from Landlord, be paid to Landlord at the following address:

AMB PROPERTY, L.P., a Delaware limited partnership

c/o AMB Property Corporation

P.O. Box 6156

Hicksville, NY 11802-6156

1.13      Brokers.  Tenant represents that it has not dealt with any real estate brokers or agents other than Colliers International representing Landlord and Wayne Mascia Associates representing Tenant (collectively the “Brokers”). The Brokers shall receive commissions pursuant to a separate listing agreement with Landlord.

2.	Premises and Common Areas.

2.1      Letting.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants, and conditions, set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable, and the Base Rent and Tenant’s Share based thereon is not subject to revision whether or not the actual square footage is more or less. Tenant accepts the Premises in its present “As-Is” condition, state of repair and operating order, subject to Exhibit F (Tenant Improvements); provided, however, Landlord shall repair, at its sole cost and expense, after receipt of Tenant’s written notice thereof, which notice must be delivered to Landlord within the first sixty (60) days after possession of the Premises have been tendered to Tenant for occupancy or early occupancy as the case may be, any defects or deficiencies of the mechanical or electrical systems serving the Premises which are not in good working order to the extent Tenant has not caused such systems to not be in good working order. If Tenant fails to timely deliver to Landlord any such written notice of the aforementioned defects or deficiencies within said 60-day period, Landlord shall have no obligation to perform any such work thereafter, except as otherwise specifically provided in this Lease.

2.2      Common Areas - Definition.  “Common Areas” are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors, and invitees.

2.3      Common Areas - Tenant’s Rights.  Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers, and invitees, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions, and restrictions governing the use of the Industrial Center.

2.4      Common Areas - Rules and Regulations.  Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

2.5      Common Area Changes.  Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(a)      To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, and utility raceways;

(b)      To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)      To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

(d)      To add additional buildings and improvements to the Common Areas;

(e)      To use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Industrial Center, or any portion thereof; and

(f)      To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

Notwithstanding anything to the contrary in this Paragraph 2.5, Landlord agrees to use reasonable efforts to perform the foregoing in a manner to attempt to minimize unreasonable and material interference with Tenant’s use and occupancy of the Premises.

2.6      Parking.  Tenant may use Tenant’s Share of the undesignated vehicle parking spaces, on an unreserved and unassigned basis, on those portions of the Common Areas designated by Landlord for such parking. Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same. Tenant shall not use more parking spaces than such number. Such parking spaces shall be used only for parking by vehicles no larger than full sized passenger automobiles or pick-up trucks and in no event shall Tenant or any of Tenant’s Representatives park or permit any parking of vehicles overnight except on an occasional basis when traveling on business and then only to the extend allowed by Applicable Requirements. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable as additional rent upon demand by Landlord. Landlord may change the number of parking spaces and configuration of the parking areas at any time, and may assign reserved parking spaces to any tenant, in Landlord’s sole discretion, provided that in no event shall such changes decrease the minimum number of parking spaces available to Tenant and Landlord agrees to use reasonable efforts to perform the foregoing in a manner to attempt to minimize unreasonable and material interference with Tenant’s use and occupancy of the Premises.

2.7      Furniture.  Landlord and Tenant acknowledge and agree that during the Term of this Lease and any extension thereof, Landlord shall lease to Tenant, at no additional cost or expense, all of those certain furniture, cabling, and phone systems listed in Exhibit G attached hereto and made a part hereof (collectively “Furniture”). Such leasing of the Furniture to Tenant is on an “AS-IS, WITH ALL FAULTS” basis and subject to all of the terms of this Lease, without recourse, representation or warranty of any kind or nature, express or implied, including without limitation, habitability, merchantability or fitness for a particular purpose. At the expiration or earlier termination of this Lease, the Furniture shall be returned and surrendered to Landlord in good condition and repair, reasonable wear and tear and damage by Landlord excepted. Landlord shall have no obligation to repair, maintain or insure any of the Furniture. Tenant shall insure the Furniture for its full replacement value. Tenant shall not have the right to (i) remove or materially modify the Furniture or (ii) assign or sublet any of the Furniture except in conjunction with this Lease and the Premises. Tenant shall pay any taxes, assessments and insurance premiums attributable to the Furniture.

3.	Term.

3.1      Term.  The Commencement Date, Expiration Date, and Term of this Lease are as specified in Paragraph 1.3.

3.2      Delay in Possession.  If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant in the condition required under the Lease. The term of the Lease shall commence on the earlier of (a) the date Tenant takes possession of the Premises for purposes other than set forth in Addendum 1 (Early Occupancy) or (b) the date Landlord tenders possession of the Premises to Tenant in the condition required under the Lease (provided, however, that such date shall not be prior to August 1, 2007).

3.3      Commencement Date Certificate.  At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate (“Commencement Date Certificate”) in the form attached hereto as Exhibit B.

3.4      Landlord’s Right To Advance Expiration Date.  At any time during the initial Lease Term or any extension thereof, in the event that the Landlord contemplates a redevelopment of the Building or the Industrial Center, Landlord may elect to deliver to Tenant written notice (“Termination Notice”) advancing the Expiration Date of the Lease to the date specified in the Termination Notice (“Advanced Expiration Date”), which Advanced Expiration Date shall not be earlier than (a) twelve (12) months from and after the date of the Landlord’s Termination Notice or (b) the initial Expiration Date of this Lease (i.e. anticipated to be July 31, 2010), whichever is later. If Landlord delivers a Termination Notice to be effective on the initial Expiration Date of this Lease, Tenant’s right to extend, as set forth in Addendum Three shall be void.

4.	Rent.

4.1      Base Rent.  Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as “Additional Rent”) in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as “Rent.” All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

4.2      Operating Expenses.  Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant’s Share of all Operating Expenses in accordance with the following provisions.

(a)      “Operating Expenses” are all costs incurred by Landlord relating to the ownership and/or operation of the Industrial Center, Building, and Premises including, but not limited to, the following:

(i)      Expenses relating to the ownership, management, maintenance, repair, replacement and/or operation of the Common Areas, including, without limitation, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, rail spurs, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs, and/or tenant directories.

(ii)      Water, gas, electricity, telephone, and other utilities not paid for directly by tenants of the Industrial Center.

(iii)      common area trash disposal, snow removal, security and the management and administration of any and all portions of the Industrial Center, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees to the extent attributable to time devoted to the Industrial Center, whether located at the Industrial Center or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Industrial Center;

(iv)      Real Property Taxes;

(v)      Premiums and all applicable deductibles for the insurance policies maintained by Landlord under paragraph 8 below.

(vi)      Environmental monitoring and insurance programs.

(vii)      Monthly amortization of capital improvements to any portion of the Industrial Center which are not expensed by Landlord. The monthly amortization of any such capital improvement shall be the sum of the (a) quotient obtained by dividing the cost of the capital improvement by Landlord’s estimate of the number of months of useful life of such improvement plus (b) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

(ix)      Maintenance of the Industrial Center, including, but not limited to, painting, caulking, and repair and replacement of Building components, including, but not limited to, roof membrane, elevators, and fire detection and sprinkler systems.

(x)      Heating, ventilating, and air conditioning systems (“HVAC”) the costs for which are not the sole responsibility of Tenant or another tenant of the Industrial Center.

(b)      Tenant’s Share of Operating Expenses that are not specifically attributed to the Premises or Building (“Common Area Operating Expenses”) shall be that percentage shown in Paragraph 1.5(a). Tenant’s Share of Operating Expenses that are attributable to the Building (“Building Operating Expenses”) shall be that percentage shown in Paragraph 1.5(b). Landlord, in its reasonable discretion, shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses, or expenses to be entirely borne by Tenant.

(c)      The inclusion of the improvements, facilities, and services set forth in Subparagraph 4.2(a) shall not impose any obligation upon Landlord either to have said improvements or facilities or to provide those services, except as set forth herein.

(d)      Tenant shall pay monthly in advance, on the same day that the Base Rent is due, Tenant’s Share of the expenses set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual expenses incurred during the preceding year. If Tenant’s estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant’s Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Base Rent and Tenant’s Share of expenses next becoming due. If Tenant’s estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to Tenant of said statement. At any time during the term of the Lease, provided not more than once in a calendar year, Landlord may adjust the amount of the estimated Tenant’s Share of expenses to reflect Landlord’s estimate of such expenses for the year.

(e)      After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord’s reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant each shall use its best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses.

(f)      Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term “Operating Expenses” shall not include the following: (i) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for other tenants within the Industrial Center; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the ownership and operation of all or any portion the Industrial Center); (iii) leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Industrial Center or future re-leasing of any portion of the Industrial Center; (iv) depreciation of the Building or any other improvements situated within the Industrial Center; (v) any items for which Landlord is actually and directly reimbursed by any other tenant of the Industrial Center; (vi) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 7, 8 and 9 below; (vii) other than any interest charges as expressly provided for in this Lease, any interest or payments on any financing for any portion of the Industrial Center, interest and penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Share of Operating Expenses and Tax Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (viii) costs associated with the investigation and/or remediation of Hazardous Substance present in, on or about any portion of the Industrial Center, unless such costs and expenses are the responsibility of Tenant as provided in Section 6.2 hereof; (ix) any amounts, including, without limitation, overhead and profit increment, that is paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Industrial Center to the extent the same exceeds the costs of such charged by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xi) any payments under a ground lease or master lease; and/or (xii) any profit made by Landlord in connection with Landlord’s collections of reimbursable costs (excluding management or administrative fees which may be charged on such reimbursable costs).

5.	Security Deposit. See Addendum Two (Letter of Credit).

6.	Use.

6.1      Permitted Use.  Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance, or which will invalidate or increase the premiums for any of Landlord’s insurance. Tenant shall not service, maintain, or repair vehicles on the Premises, Building, or Common Areas. Tenant shall not store foods, pallets, drums, or any other materials outside the Premises. Tenant’s use is subject to, and at all times Tenant shall comply with any and all Applicable Requirements, defined below. Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant’s operations in the Premises. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Industrial Center, including without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord’s prior written consent thereto, which consent may be given or withheld in Landlord’s sole discretion.

6.2      Hazardous Substances.

(a)      Reportable Uses Require Consent.  The term, “Hazardous Substance,” as used in this Lease, shall mean any product, substance, chemical, material, or waste whose presence, nature, quantity, and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration, or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on, or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage, or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises, and the environment against damage, contamination, injury, and/or liability therefor, including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

(b)      Duty to Inform Landlord.  If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under, or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c)      Indemnification.  Tenant shall indemnify, protect, defend, and hold Landlord, Landlord’s affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys, and agents of the foregoing (“Landlord Entities” or “Landlord Entity”) and the Premises harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance on or brought onto the Premises by or for Tenant or by any of Tenant’s employees, agents, contractors, servants, visitors, suppliers, or invitees (such employees, agents, contractors, servants, visitors, suppliers, and invitees as herein collectively referred to as “Tenant Entities” or “Tenant Entity”). Tenant’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property, or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant’s obligations under this Paragraph 6.2(c) shall survive the Expiration Date or earlier termination of this Lease.

(d)      Tenant’s Exculpation.  Tenant shall not be liable for nor otherwise obligated to Landlord under any provision of this Lease with respect to any claim, cost, expense or damage resulting from any Hazardous Substance now or hereafter present upon the Industrial Center to the extent not caused nor otherwise permitted, directly or indirectly, by Tenant or by a Tenant Entity; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including, without limitation, attorneys’ and experts’ fees and costs) and losses to the extent (a) Tenant or any Tenant Entity contributes to the presence of such Hazardous Substances or Tenant and/or any Tenant Entity exacerbates the conditions caused by such Hazardous Substances, or (b) Tenant and/or any Tenant Entity allows or permits persons over which Tenant or any Tenant Entity has control and/or for which Tenant or any Tenant Entity are legally responsible for, to cause such Hazardous Substances to be present in, on, under, through or about any portion of the Premises, the Building or the Industrial Center, or does not take all reasonably appropriate actions to prevent such persons over which Tenant or any Tenant Entity has control and/or for which Tenant or any Tenant Entity are legally responsible for causing the presence of Hazardous Substances in, on, under, through or about any portion of the Premises, the Building or the Industrial Center.

6.3      Tenant’s Compliance with Requirements.  Tenant shall, at Tenant’s sole cost and expense, fully, diligently, and in a timely manner comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information evidencing Tenant’s compliance with any Applicable Requirements, and shall immediately upon receipt notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

6.4      Inspection; Compliance with Law.  In addition to Landlord’s environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust, or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent, or the inspection is requested or ordered by a governmental authority. Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections.

6.5      Tenant Move-in Questionnaire.  Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant’s Move-in and Lease Renewal Environmental Questionnaire (the “Tenant Move-in Questionnaire”), a copy of which is attached hereto as Exhibit C and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Tenant Move-in Questionnaire is true and correct and accurately describes the use(s) of Hazardous Substances which will be made and/or used on the Premises by Tenant.

7.	Maintenance, Repairs, Trade Fixtures and Alterations.

7.1      Tenant’s Obligations.  Subject to the provisions of Paragraph 7.2 (Landlord’s Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition, and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements, or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, ventilating, air conditioning, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant’s obligations shall include restorations, replacements, or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition, and state of repair. Tenant shall also be solely responsible for the cost of all repairs and replacements caused by the negligent acts or omissions or intentional misconduct by Tenant or Tenant’s employees, contractors, agents, guests or invitees to the extent not actually paid for by insurance carried or required to be carried by Landlord. If Tenant refuses or neglects to perform its obligations under this paragraph to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time perform the same without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s Property or to Tenant’s business by reason thereof. If Landlord performs any such obligations, Tenant shall pay to Landlord, as Additional Rent, Landlord’s reasonable costs and expenses actually incurred therefor.

7.2      Landlord’s Obligations.  Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant’s Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Landlord, at its expense and not subject to the reimbursement requirements of Paragraph 4.2, shall maintain and repair the roof structure, foundations and the structure of the exterior walls of the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall maintain and repair the Building roof membrane, Common Areas, and utility systems within the Industrial Center which are outside of the Premises. In addition, Landlord may, in Landlord’s sole discretion, and at Tenant’s sole cost, elect to contract for all or any portion of the maintenance, repair and/or replacement of the HVAC systems serving the Premises.

7.3      Alterations.  Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, the “Alterations”) to the Premises without the prior written consent of Landlord, except for Alterations that cumulatively cost less than Twenty Thousand Dollars ($20,000.00) and which do not affect the Building systems or the structural integrity or structural components of the Premises or the Building. In addition, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed for other Alterations which do not affect the Building systems or the structural integrity or structural components of the Premises or the Building. In all events, Tenant shall deliver at least ten (10) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility and Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All Alterations shall be at Tenant’s sole cost and expense in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and shall be installed by a licensed, insured, and bonded contractor (reasonably approved by Landlord) in compliance with all applicable Laws (including, but not limited to, the ADA), and all recorded matters and rules and regulations of the Industrial Center. In addition, all work with respect to any Alterations must be done in a good and workmanlike manner. Landlord’s approval of any plans, specifications or working drawings for Tenant’s Alterations shall not create nor impose any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any laws, ordinances, rules and regulations of governmental agencies or authorities. In performing the work of any such Alterations, Tenant shall have the work performed in such a manner as not to obstruct access to the Industrial Center, or the Common Areas for any other tenant of the Industrial Center, and as not to obstruct the business of Landlord or other tenants in the Industrial Center, or interfere with the labor force working in the Industrial Center. As Additional Rent hereunder, Tenant shall reimburse Landlord, within ten (10) days after demand, for actual legal, engineering, architectural, planning and other expenses incurred by Landlord in connection with Tenant’s Alterations, plus Tenant shall pay to Landlord a fee equal to fifteen percent (15%) of the total cost of the Alterations. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance, in an amount approved by Landlord and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant in accordance with Section 8.2 of this Lease immediately upon completion thereof. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall, prior to construction of any and all Alterations, cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and Tenant shall provide such assurances to Landlord, including without limitation, waivers of lien, surety company performance bonds (if the cost of the work exceeds $20,000) as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Industrial Center from and against any loss from any mechanic’s, materialmen’s or other liens. Notwithstanding the foregoing, or any other provisions to the contrary herein, Landlord hereby consents to the reconfiguration of the cubes, that are being provided by Landlord, within the Premises during the term, and Tenant shall not be required to reconfigure such cubes upon the expiration or earlier termination of this Lease.

Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains the following statement in large, bold and capped font “PURSUANT TO THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alteration, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alteration be removed upon the expiration or earlier termination of this Lease. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant whether Tenant shall be required to remove the subject Alteration at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Alteration.

A.      Compressor Installation.  So long as Tenant complies with all applicable provisions of this Lease with respect to such alterations, including, without limitation, the provisions of this Section 7, Landlord shall consent to Tenant’s installation of a compressor outside and adjacent to the Building in the area designated on the Space Plan with such compressor to be fenced and screened from view.

7.4      Surrender/Restoration.  Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order and substantially the same condition as received, ordinary wear and tear, damage by casualty and condemnation excepted and in accordance with the Move Out Standards set forth in Exhibit D to this Lease. Without limiting the generality of the above and except as set forth herein, Tenant shall remove all Alterations designated by Landlord in Landlord’s sole discretion, personal property, trade fixtures, and floor bolts, patch all floors, and cause all lights to be in good operating condition. Tenant shall have no responsibility to remove any of the Tenant Improvements as set forth on Exhibit F (except for the compressor and related components).

8.	Insurance; Indemnity.

8.1      Payment of Premiums and Deductibles.  The cost of the premiums and all applicable deductibles for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

8.2      Tenant’s Insurance.

(a)      At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the Premises.

(i)  Commercial General Liability insurance with minimum limits of $1,000,000 per occurrence and $3,000,000 general aggregate for bodily injury, personal injury, and property damage. If required by Landlord, liquor liability coverage will be included. Such insurance shall be endorsed to include Landlord and Landlord Entities as additional insureds, shall be primary and noncontributory with any Landlord insurance, and shall provide severability of interests between or among insureds.

(ii)  Workers’ Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

(iii)  Automobile Liability insurance covering all owned, nonowned, and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(iv)  Property insurance against “all risks” at least as broad as the current ISO Special Form policy, excluding earthquake and flood, for loss to any tenant improvements or betterments, floor and wall coverings, and business personal property on a full insurable replacement cost basis with no coinsurance clause, and Business Income insurance covering at least six months of loss of income and continuing expense.

(b)      Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy, and annually thereafter.

(c)      If, in the opinion of Landlord’s insurance advisor, the amount or scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord’s advisor deems adequate.

(d)      All insurance required under Paragraph 8.2 (a) shall be issued by insurers licensed to do business in the state in which the Premises are located and which are rated A-:VII or better by Best’s Key Rating Guide and (ii) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

8.3      Landlord’s Insurance.  Landlord may, but shall not be obligated to, maintain risk of direct physical loss property damage insurance coverage, including earthquake and flood, covering the buildings within the Industrial Center, Commercial General Liability insurance, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord’s insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage.

8.4      Waiver of Subrogation.  To the extent permitted by law and with permission of their insurance carriers, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage or which could be realized from such insurance coverage.

8.5      Indemnity.  Except to the extent of damage resulting from the gross active or gross passive negligence or willful misconduct of Landlord and/or any Landlord Entities, Tenant shall protect, defend, indemnify, and hold Landlord and Landlord Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and attorneys’ fees) incurred by reason of:

(a)      any damage to any property (including but not limited to property of any Landlord Entity) or death, bodily, or personal injury to any person occurring in or about the Premises, the Building, or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, contractors, suppliers, subtenants, or visitors;

(b)      the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

(c)      Tenant’s failure to comply with any and all governmental laws, ordinances, and regulations applicable to the condition or use of the Premises or its occupancy; or

(d)      any breach or default on the part of Tenant in the performance of any covenant or agreement to be performed pursuant to this Lease.

The provisions of this Paragraph 8.5 shall, with respect to any claims or liability accruing prior to such termination, survive the Expiration Date or earlier termination of this Lease,

8.6      Exemption of Landlord from Liability.  Except to the extent caused by the gross active or gross passive negligence or willful misconduct of Landlord, neither Landlord nor Landlord Entities shall be liable for and Tenant waives any claims against Landlord and Landlord Entities for injury or damage to the person or the property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, heating, ventilating, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect (passive or active) of any other tenants of Landlord or any subtenant or assignee of such other tenants nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Except to the extent actually reimbursed by policies of insurance actually carried by Landlord or which would have been reimbursed by policies required to be carried by Landlord pursuant to this Lease, notwithstanding Landlord’s negligence (active or passive), gross negligence (active or passive), or breach of this Lease, Landlord shall under no circumstances be liable for (a) injury to Tenant’s business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages or (b) any damage to property or injury to persons arising from any act of God or war, violence or insurrection, including, but not limited to, those caused by earthquakes, hurricanes, storms, drought, floods, acts of terrorism, and/or riots.

9.	Damage or Destruction.

9.1      Termination Right.  Tenant shall give Landlord prompt written notice of any damage to the Premises that it becomes aware of. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding one hundred twenty (120) consecutive days with the conduct by Tenant of its business at the Premises, then either party, at any time prior to commencement of repair of the Premises and following ten (10) days written notice to the other party, may terminate this Lease effective thirty (30) days after delivery of such notice to the other party. Further, if any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible or if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, and Tenant does not voluntarily contribute any shortfall thereof to Landlord, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such material interference with the conduct of Tenant’s business at the Premises. Abatement of rent and Tenant’s right of termination pursuant to this provision shall be Tenant’s sole remedy with respect to any such damage regardless of the cause thereof.

9.2      Damage Caused by Tenant.  Tenant’s termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of the negligence or intentional misconduct of Tenant or of any of Tenant’s agents, employees, customers, invitees, or contractors (“Tenant Acts”). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant (and any insurance proceeds that are paid for such damage shall be made available for such repairs). Landlord at its option may at Tenant’s expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.	Real Property Taxes.

10.1      Payment of Real Property Taxes.  Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, such payments shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2.

10.2      Real Property Tax Definition.  As used herein, the term “Real Property Taxes” is any form of tax or assessment, general, special, ordinary, or extraordinary, imposed or levied upon (a) the Industrial Center or Building, (b) any interest of Landlord in the Industrial Center or Building, (c) Landlord’s right to rent or other income from the Industrial Center or Building, and/or (d) Landlord’s business of leasing the Premises. Real Property Taxes include (a) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy, or tax; (b) any tax or charge which replaces or is in addition to any of such above-described “Real Property Taxes,” and (c) any fees, expenses, or costs (including attorneys’ fees, expert fees, and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. Real Property Taxes shall not include Landlord’s State and Federal income taxes, estate, insurance, franchise and transfer taxes. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

10.3      Additional Improvements.  Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant’s request.

10.4      Joint Assessment.  If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

10.5      Tenant’s Property Taxes.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant’s improvements, fixtures, furnishings, equipment, and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11.    Utilities/Janitorial.  Tenant shall arrange and pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas, garbage and waste disposal, and cleaning of the Premises, together with any taxes thereon. For any such utility fees or services that may not be billed or metered separately to Tenant, including without limitation, water and sewer charges, and garbage and waste disposal (collectively, “Utility Expenses”), Tenant shall pay to Landlord Tenant’s Share of Utility Expenses. If Landlord reasonably determines that Tenant’s Share of Utility Expenses is not commensurate with Tenant’s use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services. If Tenant disputes any such estimate or determination, then Tenant shall at Tenant’s option either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense. Tenant shall also pay Tenant’s Share of any assessments, charges, and fees included within any tax bill for the lot on which the Premises are situated, including without limitation, entitlement fees, allocation unit fees, sewer use fees, and any other similar fees or charges.

12.	Assignment and Subleasing.

12.1      Prohibition.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other such transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant’s Representatives (all of the foregoing are sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is sometimes referred to as a “Transferee”). No consent to any Transfer shall constitute a waiver of the provisions of this Section, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed but which consent shall be subject to the provisions of this Section.

12.2      Request for Consent.  If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing, and deliver to Landlord at least thirty (30) days (but not more than one hundred eighty (180) days) prior to the proposed commencement date of the Transfer (the “Proposed Effective Date”) the following information and documents (the “Tenant’s Notice”): (i) a description of the portion of the Premises to be transferred (the “Subject Space”); (ii) all of the terms of the proposed Transfer including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and any such other information as Landlord may then reasonably require, including without limitation, audited financial statements for the previous three (3) most recent consecutive fiscal years (if available and un-audited if audited financials are not available); (iv) the Plans and Specifications (defined below), if any; and (v) such other information as Landlord may then reasonably require. Tenant shall give Landlord the Tenant’s Notice by registered or certified mail addressed to Landlord at Landlord’s Address specified in the Basic Lease Information. Within thirty (30) days after Landlord’s receipt of the Tenant’s Notice (the “Landlord Response Period”) Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and the election to recapture as set forth below. If Landlord does not elect to recapture pursuant to the provisions hereof and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on substantially the same terms as set forth in the Tenant’s Notice. If Landlord fails to respond to Tenant’s Notice within Landlord’s Response Period, then, after Tenant delivers to Landlord twenty (20) days written notice (the “Second Response Period”) and Landlord fails to respond thereto prior to the end of the Second Response Period, the proposed Transfer shall then be deemed approved by Landlord.

12.3      Criteria for Consent.  Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is or has been in default of its obligations under this Lease beyond applicable notice and cure periods, (b) the use to be made of the Premises by the proposed Transferee is prohibited under this Lease or differs from the uses permitted under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, unless the proposed Transferee shall (1) first deliver plans and specifications for complying with such additional requirements (the “Plans and Specifications”) and obtain Landlord’s written consent thereto, and (2) comply with all Landlord’s conditions contained in such consent, (d) the proposed Transferee does not intend to occupy a substantial portion of the Premises assigned or sublet to it, (e) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the proposed Transferee at the Premises, (f) the proposed Transferee is a governmental agency or unit or an existing tenant in the Industrial Center, (g) the proposed Transfer would violate any “exclusive” rights of any occupants in the Industrial Center or cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) Landlord or Landlord’s agent has shown space in the Industrial Center to the proposed Transferee or responded to any inquiries from the proposed Transferee or the proposed Transferee’s agent concerning availability of space in the Industrial Center, at any time within the preceding six (6) months, (i) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Industrial Center, or materially increasing the expenses associated with operating, maintaining and repairing the Industrial Center, (j) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee: (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the 6 month period immediately preceding the Tenant’s Notice, or (k) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity not reasonably then acceptable to Landlord.

12.4      Effectiveness of Transfer and Continuing Obligations.  Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit C hereto (the “Transferee HazMat Certificate”), and (iii) Landlord’s form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each permitted Transferee shall assume and be deemed to assume this Lease as it relates to the portion of the Premises sublet and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the Term of this Lease or Sublease, as applicable. No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder applicable to the Premises so assigned or sublet, but no Transfer by Tenant shall relieve Tenant of any obligations or liability under this Lease whether occurring before or after such consent, assignment, subletting or other Transfer. The acceptance of any or all of the Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. If Tenant is a business entity, the direct or indirect transfer of more than fifty percent (50%) of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer and shall be subject to all the provisions hereof and in such event, it shall be a condition to Landlord’s consent to such ownership change that such entities or persons acquiring such ownership interest assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entities and persons shall execute all documents reasonably required to effectuate such assumption). Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless: (i) expressly authorized in writing by Landlord (which shall be in Landlord’s sole discretion); or, (ii) to a Permitted Transferee. Except to a Permitted Transferee, any transfer made without Landlord’s prior written consent, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant of this Lease. As Additional Rent hereunder, Tenant shall pay to Landlord each time it requests a Transfer, an administrative fee in the amount of one thousand dollars ($1,000) and shall promptly reimburse Landlord for all reasonable and actual legal and other reasonable expenses incurred by Landlord in connection with any actual or proposed Transfer.

12.5      Recapture.  Except for the approximate 5,000 square foot portion of the Premises that is separately demised as of the execution of this Lease (which is not subject to recapture), Landlord may recapture the Subject Space described in the Tenant’s Notice. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any other portion of the Industrial Center. If this Lease is terminated pursuant to the foregoing provisions with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.

12.6      Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, seventy-five percent (75%) of any Transfer Premium after the payment of reasonable and customary real estate commissions and costs of altering the Premises for such assignee or subtenant with such expenses to be amortized (on a straight line basis) and deducted from the profits over the term of the sublease in the event of a sublease. The term “Transfer Premium” shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease.

12.7      Waiver.  Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

12.8      Special Transfer Prohibitions.  Notwithstanding anything set forth above to the contrary, Tenant may not (a) sublet the Premises or assign this Lease to any person or entity in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the “Code”); or (b) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.

12.9      Permitted Transfers.  The assignment or subletting by Tenant of this Lease or the Premises to (i) a parent wholly owning Tenant or subsidiary wholly owned by Tenant, or (ii) any entity into which Tenant is merged or consolidated (all such persons or entities being sometimes herein referred to as “Permitted Transferees”) shall not be deemed a Transfer under this Section (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent; Landlord shall not have any right to receive any transfer premium in connection therewith; and Landlord shall not have any recapture rights), provided in all instances that:

(a)      Any such Permitted Transferees was not formed as a subterfuge to avoid the obligations of this Section or Lease:

(b)      Tenant give Landlord prior written notice of any such assignment or sublease;

(c)      Any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such Permitted Transferee, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease;

(d)      Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease;

(e)      The net worth of the Permitted Transferee after the transfer is equal to or greater than that of the Tenant both at the time this Lease is signed and immediately prior to the transfer and Tenant shall provide evidence of the same to Landlord prior to the transfer; and

(f)      The parent (and all upstream parents) of the Permitted Transferee shall guaranty in writing all obligations of Tenant under this Lease pursuant to Landlords then standard form of guaranty it is then using.

13.	Default; Remedies.

13.1      Default.  The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a)      The abandonment of the Premises by Tenant;

(b)      Failure to pay any installment of Base Rent, Additional Rent, or any other monies due and payable hereunder, said failure continuing for a period of 3 days after written notice;

(c)      The making of a general assignment by Tenant for the benefit of creditors;

(d)      The filing of a voluntary petition of bankruptcy by Tenant; the filing of a voluntary petition for an arrangement; the filing of a petition, voluntary or involuntary, for reorganization; or the filing of an involuntary petition by Tenant’s creditors or guarantors;

(e)      Receivership, attachment, or other judicial seizure of the Premises or all or substantially all of Tenant’s assets on the Premises;

(f)       Failure of Tenant to maintain insurance as required by Paragraph 8.2;

(g)      Any breach by Tenant of its covenants under Paragraph 6.2;

(h)      Failure in the performance of any of Tenant’s covenants, agreements, or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 15 days after written notice thereof from Landlord to Tenant; provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 15-day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

(i)      Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant’s business, or in good faith for equivalent consideration, or with Landlord’s consent; and

(j)      The default of any guarantors of Tenant’s obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

13.2      Remedies.  In the event of any Default by Tenant, Landlord shall have any or all of the following remedies:

(a)      Termination.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1)      the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2)      the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3)      the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)      any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

(5)      such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6)      at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b)      Continuation of Lease.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

(c)      Re-entry.  In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d)      Reletting.  In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e)      Termination.  No re-entry or taking of possession of the Premises by Landlord pursuant to Subparagraphs (c) and (d) above, shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f)      Cumulative Remedies.  The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g)      No Surrender.  No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

(h)      Notice Provisions  Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. Should Landlord prepare any notice to Tenant for failure to pay rent, additional rent or perform any other obligation under the Lease, Tenant shall pay to Landlord, without any further notice from Landlord, the additional sum of $75.00 which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of preparing such notice.

13.3      Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within 4 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, should Landlord be unable to negotiate any payment made by Tenant on the first attempt by Landlord and without any notice to Tenant, Tenant shall pay to Landlord a fee of $50.00 per item which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of Landlord’s inability to negotiate such item(s).

13.4.      Breach by Landlord.  Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 13.4, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and any Lender whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying which such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period following Tenant’s notice and thereafter diligently pursued to completion.

14.      Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 5% of the floor area of the Premises, or more than 50% of the portion of the Common Areas designated for Tenant’s parking, is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises or Tenant parking. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant, for Tenant’s relocation expenses and/or loss of Tenant’s trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority.

15.	Estoppel Certificate and Financial Statements.

15.1      Estoppel Certificate.  Each party (herein referred to as “Responding Party”) shall within 10 business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge, and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in a form reasonably acceptable to Landlord, or any of Landlord’s lenders or any prospective purchasers of the Premises or the Industrial Center as the case may be, plus such additional information, confirmation, and statements as be reasonably requested by the Requesting Party.

15.2      Financial Statement.  If Landlord desires to finance, refinance, or sell the Building, Industrial Center, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.	Additional Covenants and Provisions.

16.1      Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

16.2      Interest on Past-Due Obligations.  Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 10% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

16.3      Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

16.4      Landlord Liability.  Tenant, its successors, and assigns shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

16.5      Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

16.6      Notice Requirements.  All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand, messenger, or nationally recognized overnight courier service) or may be sent by regular, certified (return receipt requested), or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 16.6. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possessing of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

16.7      Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or an overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

16.8      Waivers.  No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant, or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant, or condition hereof. In addition the acceptance by Landlord of any rent or other payment after it is due, whether or not a notice of default has been served or any action (including, without limitation, an unlawful detainer action) has been filed by Landlord thereon, shall not be deemed a waiver of Landlord’s rights to proceed on any notice of default or action which has been filed against Tenant based upon Tenant’s breach of the Lease.

16.9      Holdover.  Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (a) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (b) Tenant’s right to possession shall terminate on 30 days notice from Landlord; and (c) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs, and expenses, including, without limitation, attorneys’ fees incurred or suffered by Landlord by reason of Tenant’s failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

16.10      Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

16.11      Binding Effect: Choice of Law.  This Lease shall be binding upon the Parties, their personal representatives, successors, and assigns, and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

16.12      Landlord.  The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors, and assigns only during their respective period of ownership of an interest in the Building. In the event of any transfer or transfers of such title to the Building, Landlord (and, in the case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

16.13      Attorneys’ Fees and Other Costs.  If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys’ fees, costs, and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering, and other professional services expenses incurred by Landlord in connection with all requests by Tenant or any lender of Tenant for consent, waiver or approval of any kind.

16.14      Landlord’s Access; Showing Premises; Repairs.  Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or, during the last nine (9) months of the Term, to tenants, and making such alterations, repairs, improvements, or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs, and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant. Landlord shall use commercially reasonable efforts not to materially and adversely interfere with Tenant’s use of the Premises for the normal conduct of its business operations.

16.15      Signs.  Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant’s own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

16.16      Termination; Merger.  Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination, or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord’s election to have such event constitute the termination of such interest.

16.17      Quiet Possession.  Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

16.18      Subordination; Attornment; Non-Disturbance.

(a)      Subordination.  This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, “Mortgage”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability, or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously been furnished in writing to Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

(b)      Attornment.  Subject to the nondisturbance provisions of subparagraph (c) of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits unless delivered to lender or be bound by prepayment of more than one month’s rent.

(c)      Non-Disturbance.  With respect to a Mortgage entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receiving assurance (a “nondisturbance agreement”) from the Mortgage holder that Tenant’s possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

(d)      Self-Executing.  The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing, or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or nonsubordination, attornment, and/or nondisturbance agreement, as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

16.19      Rules and Regulations.  Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors, and invitees to abide by, all reasonable rules and regulations (“Rules and Regulations”) which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles, and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. The current Rules and Regulations are attached hereto as Exhibit E. Landlord shall not be responsible to Tenant for the noncompliance with said Rules and Regulations by other tenants of the Industrial Center.

16.20      Security Measures.  Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents, and invitees and their property from the acts of third parties.

16.21      Reservations.  Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps. Tenant agrees that Landlord may at any time following the execution of this Lease, either directly or through Landlord’s agents, identify Tenant’s name in any marketing materials relating to the Building or Landlord’s portfolio and/or make press releases or other announcements regarding the leasing of the Premises by Tenant, and Tenant hereby waives any and all claims in connection therewith.

16.22      Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

16.23      Offer.  Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

16.24      Amendments.  This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

16.25      Multiple Parties.  Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

16.26      Authority.  Each person signing on behalf of Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

16.27      Recordation.  Tenant shall not record this Lease or a short form memorandum hereof.

16.28      Confidentiality.  Tenant acknowledges mat the content of this Lease and any related documents are confidential information. Tenant shall keep and maintain such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s investors, partners, financial advisors, legal and space planning consultants, and any subtenants.

16.29      Landlord Renovations.  Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, the “Renovations”) portions of the Building, Premises, Common Areas and the Industrial Center, including without limitation, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Industrial Center, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property, Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.

16.30      WAIVER OF JURY TRIAL.  THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, THE BUILDING OR THE PARK, AND/OR ANY CLAIM OF INJURY, LOSS OR DAMAGE.

The parties hereto have executed this Lease at the place and on the dates specified below their respective signatures.

[Signature Blocks are on the Following Page]

[Continued from the Previous Page]

LANDLORD			TENANT

AMB PROPERTY, L.P., a Delaware limited partnership			InvenSense, Inc., a Delaware corporation

By:	AMB PROPERTY CORPORATION,		By:	/s/ Steve Nasiri
	its General Partner		Its:	Steve Nasiri - President & CEO
			Date:	6/20/07
	By:	/s/ Amy A. Pallas
		Amy A. Pallas	By:
	Its:	Vice President, Leasing & Marketing Director	Its:

Date:	6/21/07		Date:

Landlord’s Address:			Tenant’s Address:

After the Commencement Date
AMB PROPERTY, L.P., a Delaware limited partnership			The Premises Address
c/o AMB Property Corporation
Pier 1, Bay 1			Prior to the Commencement Date
San Francisco, California 94111			3150A Coronado Drive
Santa Clara, CA 95054
With a copy to:
AMB PROPERTY, L.P., a Delaware limited partnership			With a copy to:
c/o AMB Property Corporation			Hopkins & Carley
1360 Willow Road, Suite 100			70 S First Street
Menlo Park, California 94025			San Jose, California 95113
Attn: Julie A. Frambach, Esq.

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Exhibit A

Description of Premises

This exhibit, entitled “Premises”, is and shall constitute Exhibit A to that certain Lease Agreement dated June 13, 2007 (the “Lease”), by and between AMB PROPERTY, L.P., a Delaware limited partnership (“Landlord”) and InvenSense, Inc., a Delaware corporation (“Tenant”) for the leasing of certain premises commonly known as 1197 Borregas Avenue, Sunnyvale, CA (the “Premises”).

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. If set forth below (or attached), the cross-hatched area depicts the Premises within the Industrial Center:

BORDEAUX DRIVE
MOFFETT PARK DRIVE
BORREGAS AVENUE
A
B
C
D
E
F
G
H
I
P
1160
1143
1180
1178
1175
1173
1195
1169
1171
155C-1
155C-2
155C-3
155B-1
155B-2

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Exhibit B

Commencement Date Certificate

Landlord:	AMB PROPERTY, L.P., a Delaware limited partnership

Tenant:	InvenSense, Inc., a Delaware corporation

Lease Date:	June 13, 2007

Premises:	1197 Borregas Avenue, Sunnyvale, CA

Tenant hereby accepts the Premises as being in the condition required under the Lease.

The Commencement Date of the Lease is June 30, 2007.

The Expiration Date of the Lease is July 31, 2010.

LANDLORD		TENANT

AMB PROPERTY, L.P., a Delaware limited partnership		InvenSense, Inc., a Delaware corporation

By:	AMB PROPERTY CORPORATION, its General partner

By:		By:	/s/ Steve Nasiri
	Amy A. Pallas	Its:	Steve Nasiri - President & CEO

Its:	Vice President, Leasing & Marketing Director	Date:	6/20/07
Date:
By:

Its:

Date:

Landlord’s Address:		Tenant’s Address:

AMB PROPERTY, L.P., a Delaware limited partnership		After the Commencement Date
c/o AMB Property Corporation		The Premises Address
Pier 1, Bay 1
San Francisco, California 94111		Prior to the Commencement Date
3150A Coronado Drive
With a copy to:		Santa Clara, CA 95054
AMB PROPERTY, L.P., a Delaware limited partnership
c/o AMB Property Corporation		With a copy to:
1360 Willow Road, Suite 100		Hopkins & Carley
Menlo Park, California 94025		70 S First Street
San Jose, California 95113
Attn: Julie A. Frambach, Esq.

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The document must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this document.

1

Exhibit C

Tenant Move-in and Lease Renewal Environmental Questionnaire

for Commercial and Industrial Properties

Property Name:        Moffett Park I & II

Premises Address:        1197 Borregas Avenue, Sunnyvale, CA

Exhibit C to the Lease Dated June 13, 2007

Between

AMB PROPERTY, L.P., a Delaware limited partnership,

(“Landlord”)

and

InvenSense, Inc., a Delaware corporation,

(“Tenant”)

Instructions: The following questionnaire is to be completed at the time of Lease execution by the Tenant representative with knowledge of the planned operations for the specified building/location.

1-0         PLANNED USE/OPERATIONS

1-1.        Describe planned use and include brief description of manufacturing processes employed. Ref Section 1.8 of Lease.

2.0         HAZARDOUS MATERIALS

2-1.        Are Hazardous Materials as defined in the lease Agreement used, handled, or stored at the Premises? If so, continue with the next question. If not, go to Section 3.0            ☒  No             ☐  Yes

2-2.        Please attach a chemical inventory that identifies the type(s), use(s) and quantity of each chemical used or stored on the site and include Material Safety Data Sheets for each chemical. In addition, describe the proposed hazardous material storage area (preferably on a site plan or figure) and planned measures to manage potential releases to the environment (e.g., spill containment measures, Spill Response Plans, etc.).

3.0         HAZARDOUS WASTES

3-1.        Are hazardous wastes generated? If so, continue with the next question. If not, skip this section and go to Section 4.0.            ☒   No            ☐  Yes

3-2.        Are any wastes generated, handled, or disposed of (where applicable) on the property? If so, identify and describe on separate pages those wastes generated, handled or disposed of (disposition). Specify any wastes known to be regulated under the Resource Conservation and Recovery Act (RCRA) as “listed characteristic or statutory” wastes. Include total amounts generated monthly. Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable.

3-3.        Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? If so, please describe on a separate page.

4.0         USTS/ASTS

4-1.        Are underground storage tanks (USTs), aboveground storage tanks (ASTs), clarifiers, or associated pipelines required for planned operations? If not, continue with Section 5.0. If yes, please describe on separate page the capacity, contents, design and construction of USTs or ASTs and provide copies of appropriate regulatory permits.

             ☒  No             ☐  Yes

5.0         REGULATORY

5-1.        Does the operation have or require any permits for Hazardous Materials or waste discharge including but limited to National Pollutant Discharge Elimination System (NPDES) or equivalent permit? If so, please provide a copy of this permit.            ☒   No            ☐  Yes

5-2.         Has a Hazardous Materials Business Plan been developed for the site? If so, please provide a copy.

             ☒  No             ☐  Yes

TENANT CERTIFICATION

I am familiar with the real property and facility operations described in this questionnaire, and I am authorized to sign on behalf of the Tenant. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that the Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:	/s/ Steve Nasiri

Name:	Steve Nasiri

Title:	President & CEO
Date:
Telephone:	408 988-7339

1

Exhibit D

Move Out Standards

This “Move Out Standards” (Exhibit D) is dated June 13, 2007, for the reference purposes only and is made between AMB PROPERTY, L.P., a Delaware limited partnership (“Landlord”), and InvenSense, Inc., a Delaware corporation (“Tenant”), to be a part of that certain Standard Industrial Lease (the “Lease”) concerning a portion of the Property more commonly known as 1197 Borregas Avenue, Sunnyvale, CA, California (the “Premises”). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

At the expiration or earlier termination of this Lease, and in addition to any other provisions of the Lease regarding surrender of the Premises, Tenant shall surrender the Premises in the same condition as they were upon delivery of possession thereto under the Lease, reasonable wear and tear, damage by casualty and condemnation excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord. If Tenant fails to remove its personal property, fixtures or alterations or additions upon the expiration or earlier termination of the Lease, the same shall be deemed abandoned and shall become the property of Landlord. Tenant shall be liable to Landlord for all costs and damages incurred by Landlord in removing, storing or selling such property, fixtures, alterations or additions and in restoring the Premises to the condition required pursuant to the Lease.

Notwithstanding anything to the contrary in the Lease, Tenant shall surrender the Premises, at the time of the expiration or earlier termination of the Lease, in a condition that shall includes, but is not limited to, the following:

1. Lights:	Office and warehouse lights will be fully operational with all bulbs functioning.

2. Dock Levelers & Roll-Up Doors:	Should be in good working condition.

3. Dock Seals:	Free of tears and broken backboards repaired.

4. Warehouse Floor:	Free of stains and swept with no racking bolts and other protrusions left in the floor. Cracks should be repaired with an epoxy or polymer.

5. Tenant-Installed Equipment & Wiring:	Removed and space returned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)

6. Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

7. Roof:	Any tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor. Active leaks must be fixed and latest landlord maintenance and repairs recommendation must have been followed.

8. Signs:	All exterior signs must be removed and holes patched and paint touched up as necessary. All window signs should likewise be removed.

9. Heating & Air Conditioning System:	A written report from a licensed HVAC contractor within the last three months stating that all evaporative coolers and HVAC systems are operational and in good and safe operating condition.

10. Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises.

11. Upon Completion:	Contact Landlord’s property manager to coordinate date of turning off power, turning in keys, and obtain final Landlord inspection of Premises which, in turn, will facilitate refund of security deposit.

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Exhibit E

Rules & Regulations

This Exhibit (Exhibit E) is dated June 13, 2007, for the reference purposes only and is made between AMB PROPERTY, L.P., a Delaware limited partnership (“Landlord”), and InvenSense, Inc., a Delaware corporation (“Tenant”), to be a part of that certain Standard Industrial Lease (the “Lease”) concerning a portion of the Property more commonly known as 1197 Borregas Avenue, Sunnyvale, CA, California (the “Premises”). The terms, conditions and provisions of this Exhibit E are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.        No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.

2.        Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3.        Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4.        All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5.        Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Park.

6.        Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

7.        Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

8.        Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other Tenants.

9.        Tenant shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.

10.      No person shall go on the roof without Landlord’s permission.

11.      Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

12.      All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13.      Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent thereto.

14.      Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

15.      Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

16.      Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building, the Park or any of the Common Areas of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

17.      Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Park or any of the Common Areas of the foregoing, except seeing eye dogs.

18.      Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Park, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Areas of the Park.

1

Exhibit F

Tenant Improvements

This Exhibit (Exhibit F) is dated June 13, 2007, for the reference purposes only and is made between AMB PROPERTY, L.P., a Delaware limited partnership (“Landlord”), and InvenSense, Inc., a Delaware corporation (“Tenant”), to be a part of that certain Standard Industrial Lease (the “Lease”) concerning a portion of the Property more commonly known as 1197 Borregas Avenue, Sunnyvale, CA, California (the “Premises”). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

1.        Tenant Improvements. Subject to the conditions set forth below, Landlord agrees to construct and install certain improvements (“Tenant Improvements”) in the Building of which the Premises are a part in accordance with the Approved Final Drawings (defined below) and pursuant to the terms of this document.

2.        Definition. “Tenant Improvements” as used in the Lease shall include only those interior improvements to be made to the Premises as specified in the Approved Final Drawings (defined below) and agreed to by Tenant and Landlord in accordance with the provisions hereof. “Tenant Improvements” shall specifically not include (i) any alterations, additions or improvements installed or constructed by Tenant, (ii) any of Tenant’s trade fixtures, racking, security equipment, equipment, furniture, furnishings, telephone and/or data equipment, telephone and/or data lines or other personal property, and (iii) any supplemental fire protection improvements or equipment, including without limitation, in-rack fire sprinklers, hose racks, reels, smoke vents, and draft curtains (collectively, “Tenant’s Installations”).

3.        Tenant’s Initial Plans; the Work. Tenant desires Landlord to perform certain Tenant Improvements in the Premises. The Tenant Improvements shall be in substantial accordance with the space plan (“Space Plan”) attached hereto as Exhibit F-l and the description of the improvements set forth on Exhibit F-2 and the plan(s) and scope of work (collectively, the “Initial Plans”) which will be prepared by an Architect of Landlord’s choice after the parties meet and confer to agree upon a scope of work immediately after execution of the Lease. Within fifteen (15) business days from the date Landlord and Tenant meet to discuss the scope of work, Landlord shall endeavor to deliver to Tenant the Initial Plans. A copy of the Initial Plans shall be executed or initialed by each of the parties, as soon as practicable thereafter. Such work, as shown in the Initial Plans and as more fully detailed in the Approved Final Drawings (as defined and described in Section 4 below), shall be hereinafter referred to as the “Work”. Not later than five (5) days after the Initial Plans are prepared and delivered to Tenant, Tenant or Tenant’s Representatives shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord’s architects and engineers, as applicable, to prepare mechanical, electrical and plumbing plans and to prepare the Final Drawings, including, but not limited to, a final telephone layout and special electrical connections, if any. All plans, drawings, specifications and other details describing the Work which have been, or are hereafter, furnished by or on behalf of Tenant shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Change Request (hereafter defined in Section 11 below) because, in Landlord’s reasonable opinion, the work as described in any such item, or any Change Request, as the case may be; (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building or its occupants; (b) might impair Landlord’s ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building or the Industrial Center; (d) would violate any applicable governmental, administrative body’s or agencies’ laws, rules, regulations, ordinances, codes or similar requirements (or interpretations thereof); (e) contains or uses Hazardous Substances; (f) would adversely affect the appearance of the Building or the Industrial Center; (g) might adversely affect another tenant’s premises or such other tenant’s use and enjoyment of such premises; (h) is prohibited by any ground lease affecting the Building, the Lot and/or the Industrial Center, any Recorded Matters or any mortgage, trust deed or other instrument encumbering the Building, the Lot and/or the Industrial Center; (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work; (j) is not, at a minimum, in accordance with Landlord’s Building Standards (defined below); or (k) would increase the Tenant Improvement Costs (defined in Section 9 below) by more than ten percent (10%) from the cost originally estimated and anticipated by the parties. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plans or any other plans, specifications, drawings or other items associated with the Work nor Landlord’s performance, supervision or monitoring of the Work shall constitute any warranty or covenant by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Work and the Approved Final Drawings are adequate to fully meet the needs and requirements of Tenant’s intended operations of its business within the Premises and Tenant’s use of the Premises.

4.        Final Drawings and Approved Final Drawings. If necessary for the performance of the Work, and to the extent not already included as part of the Initial Plans attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the “Final Drawings”) based on and consistent with the Initial Plans and the other plans, specifications, drawings, finish details or other information furnished by Tenant or Tenant’s Representatives to Landlord and approved by Landlord pursuant to Section 3 above. Tenant shall cooperate diligently with Landlord and Landlord’s architect, engineer and other representatives and Tenant shall furnish within five (5) days after any request therefor, all information required by Landlord or Landlord’s architect, engineer or other representatives for completion of the Final Drawings. So long as the Final Drawings are substantially consistent with the Initial Plans, Tenant shall approve the Final Drawings within five (5) days after receipt of same from Landlord. Tenant’s failure to approve or disapprove such Final Drawings within the foregoing five (5) day time period, shall be conclusively deemed to be approval of same by Tenant. If Tenant reasonably disapproves of any matters included in the Final Drawings because such items are not substantially consistent with the Initial Plans, Tenant shall, within the aforementioned five (5) day period, deliver to Landlord written notice of its disapproval and Tenant shall specify in such written notice, in sufficient detail as Landlord may reasonably require, the matters disapproved, the reasons for such disapproval, and the specific changes or revisions necessary to be made to the Final Drawings to cause such drawings to substantially

1

conform to the Initial Plans. Any additional costs associated with such requested changes or revisions shall be included as part of the Tenant Improvement Costs (defined below). The foregoing procedure shall be followed by the parties until the Final Drawings are acceptable to both Landlord and Tenant. Landlord and Tenant shall indicate their approval of the Final Drawings by initialing each sheet of the Final Drawings and delivering to one another a true and complete copy of such initialed Final Drawings (the “Approved Final Drawings”). A true and complete copy of the Approved Final Drawings shall be executed or initialed by each of the parties, as soon as practicable thereafter. Any changes or revisions to the Approved Final Drawings requested by Tenant must first be approved by Landlord, which approval shall not be unreasonably withheld, subject to the provisions of Section 3 above. If Landlord approves such requested changes or revisions, Landlord shall cause the Approved Final Drawings to be revised accordingly and Landlord and Tenant shall initial each sheet of the Approved Final Drawings as revised. Landlord and Tenant hereby covenant to each other to cooperate with each other and to act reasonably in the preparation and approval of the Final Drawings and the Approved Final Drawings.

5.        Performance of Work. As soon as practicable after Tenant and Landlord initial a true and complete copy of the Approved Final Drawings, Landlord shall submit the Approved Final Drawings to the governmental authorities having rights of approval over the Work and shall apply for the necessary approvals and building permits. Subject to the satisfaction of all conditions precedent and subsequent to its obligations under this document, and further subject to the provisions of Section 10 hereof, as soon as practicable after Landlord or its representatives have received all necessary approvals and building permits, Landlord may put the Approved Final Drawings out for bid to one or more contractors. The Tenant Improvements shall be constructed by a general contractor selected by Landlord (the “General Contractor”). Landlord shall commence construction, or cause the commencement of construction by the General Contractor, of the Tenant Improvements, as soon as practicable after selection of the General Contractor. Except as hereinafter expressly provided to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or otherwise shown in the Approved Final Drawings) building standard materials, quantities and procedures then in use by Landlord (“Building Standards”).

6.        Substantial Completion. Landlord and Tenant shall attempt to cause the General Contractor to Substantially Complete (defined below) the Tenant Improvements in accordance with the Approved Final Drawings within a commercially reasonable time (the “Completion Date”), subject to delays due to (a) acts or events beyond its control including, but not limited to, acts of God, earthquakes, strikes, lockouts, boycotts, casualties, discontinuance of any utility or other service required for performance of the Work, moratoriums, governmental agencies, delays on the part of governmental agencies and weather, (b) the lack of availability or shortage of specialized materials used in the construction of the Tenant Improvements, (c) any matters beyond the control of Landlord, the General Contractor or any subcontractors, (d) any changes required by the fire department, building and/or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements (except to the extent such changes are directly attributable to Tenant’s use or Tenant’s specialized tenant improvements, in which event such delays are considered Tenant Delays) (the events and matters set forth in Subsections (a), (b), (c) and (d) are collectively referred to as “Force Majeure Delays”), or (e) any Tenant Delays (defined in Section 7 below). The Tenant Improvements shall be deemed substantially complete on the earlier of the date that the General Contractor issues to Landlord a notice of substantial completion; the date that the building officials of the applicable governmental agency(s) issues its final approval of the construction of the Tenant Improvements whether in the form of the issuance of a final permit, certificate of occupancy or the written approval evidencing its final inspection on the building permit(s); or the date on which Tenant first takes occupancy of the Premises in order to conduct business and so commences its business operations at the Premises, whichever first occurs (“Substantial Completion”, or “Substantially Completed”, or “Substantially Complete”). Tenant hereby acknowledges and agrees that the term “Substantial Completion” of the Tenant Improvements as used herein will not include the completion of any work associated with Tenant’s Installations, including without limitation, Tenant’s high-pile storage requirements, Tenant’s racking systems, and work related to any requirements of governmental and regulatory agencies with respect to any of Tenant’s Installations. Subject to the provisions of the Lease, the Tenant Improvements shall belong to Landlord and shall be deemed to be incorporated into the Premises for all purposes of the Lease, and Tenant shall have no responsibility for any removal or restoration thereof.

7.        Tenant Delays. Tenant shall be responsible for any costs incurred by Landlord with respect to Tenant Delays which are delays attributable to Tenant and/or any of Tenant’s Representatives or Tenant’s intended use of the Premises, including, but not limited to, any of the following described events or occurrences: (a) delays related to changes made or requested by Tenant to the Work and/or the Approved Final Drawings; (b) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or other information required under Sections 3 and 4 above; (c) the failure of Tenant to comply with the requirements of Section 10 below; (d) Tenant’s requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant’s requirements for special construction or phasing; (e) any changes required by the fire department, building or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements if such changes are directly attributable to Tenant’s use or Tenant’s specialized tenant improvements; (f) the completion of any work associated with Tenant’s Installations, including without limitation, Tenant’s high-pile storage requirements, Tenant’s racking systems, and work related to any requirements of governmental and regulatory agencies with respect to any of Tenant’s Installations; (f) the performance of any additional work pursuant to a Change Request that is requested by Tenant; (g) the performance of work in or about the Premises by any person, firm or corporation employed by or on behalf of Tenant, including, without limitation, any failure to complete or any delay in the completion of such work; and/or (h) any and all delays caused by or arising from acts or omissions of Tenant and/or Tenant’s Representatives, in any manner whatsoever, including, but not limited to, any and all revisions to the Approved Final Drawings.

8.        Tenant Improvement Allowance. Landlord shall provide an allowance for the planning and construction of the Tenant Improvements for the Work to be performed in the Premises, as described in the Initial Plans and the Approved Final Drawings, in the amount of Fifty Eight Thousand Nine Hundred Fourteen Dollars ($58,914.00) (the “Tenant Improvement Allowance”). Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Tenant Improvement Allowance specified above exceeds the actual Tenant Improvement Costs, except as set forth in Section 2 above. The Tenant Improvement Allowance shall only be used for tenant improvements typically installed by Landlord in buildings similar to that of which the Premises are located. The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs and shall be subject to the provisions of Section 10 below. Landlord shall have no obligation to credit to Tenant all or any portion of the Tenant Improvement Allowance unless Tenant timely complies with all time requirements hereunder such that all

2

work is completed and the Tenant Improvement Allowance is to be paid or credited, as applicable, within six (6) months from the date of the Lease.

9.        Tenant Improvement Costs. The Tenant Improvements’ cost (the “Tenant Improvement Costs”) shall mean and include any and all costs and expenses of the Work, including, without limitation, all of the following:

(a)        All costs of preliminary space planning and final architectural and engineering plans and specifications (including, without limitation, the scope of work, all plans and specifications, the Initial Plans, the Final Drawings and the Approved Final Drawings) for the Tenant Improvements, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans;

(b)        All costs of obtaining building permits and other necessary authorizations and approvals from the city in which the Premises are located and other applicable agencies and jurisdictions;

(c)        All costs of interior design and finish schedule plans and specifications including as-built drawings;

(d)        All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord’s consultants and the General Contractor in connection with construction of the Tenant Improvements, and all labor (including overtime) and materials constituting the Work; and

(e)        All fees payable to the General Contractor, architect and Landlord’s engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant’s approval of the Approved Final Drawings.

(f)        A construction management fee payable to Landlord in the amount of five percent (5%) of the aggregate of the principal amount of the Tenant Improvement Allowance (the “CM Fee”).

10.        Excess Tenant Improvement Costs. The term “Excess Tenant Improvement Costs” as used herein shall mean and refer to the aggregate of (i) all costs related to any and all Change Requests/Change Orders, (ii) all extra costs incurred as a result of Tenant Delays, set forth in Section 7 above, and (iii) a construction management fee payable to Landlord in the amount of percent (5%) of all the costs referred to in subsections 10(i) and 10(ii) above. Tenant shall faithfully pay all of the Excess Tenant Improvement Costs to Landlord, in cash, within ten (10) days of Landlord’s delivery to Tenant of a written demand therefor together with a reconciliation of such costs. No Work shall be commenced until Tenant has fully complied with the preceding provisions of this Section 10. If Tenant fails to remit the sums so demanded by Landlord pursuant to Section 8 above and this Section 10 within the time periods required, Landlord may, at its option, declare Tenant in default under the Lease.

11.        Change Requests. No changes or revisions to the Approved Final Drawings shall be made by either Landlord or Tenant unless approved in writing by both parties. Upon Tenant’s request and submission by Tenant (at Tenant’s sole cost and expense) of the necessary information and/or plans and specifications for any changes or revisions to the Approved Final Drawings and/or for any work other than the Work described in the Approved Final Drawings (“Change Requests”) and the approval by Landlord of such Change Request(s), which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform the additional work associated with the approved Change Request(s), at Tenant’s sole cost and expense, subject, however, to the following provisions of this Section 11. Prior to commencing any additional work related to the approved Change Request(s), Landlord shall submit to Tenant a written statement of the cost of such additional work and a proposed tenant change order therefor (“Change Order”) in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such Change Order and shall pay the entire cost of such additional work in the following described manner. Any costs related to such approved Change Request(s), Change Order and any delays associated therewith, shall be added to the Tenant Improvement Costs and shall be paid for by Tenant as and with any Excess Tenant Improvement Costs as set forth in Section 10 above. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to approved Change Requests and Change Orders shall include without limitation, any architectural or design fees, Landlord’s construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord and/or Landlord’s consultants, and the General Contractor’s price for effecting the change. If Tenant fails to execute or deliver such Change Order, or to pay the costs related thereto, then Landlord shall not be obligated to do any additional work related to such approved Change Request(s) and/or Change Orders, and Landlord may proceed to perform only the Work, as specified in the Approved Final Drawings. Landlord shall equitably adjust the amount of the Tenant Improvement Costs for any deletions in the scope of the Work.

12.        Termination. If the Lease is terminated prior to the Completion Date, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Subject to the provisions of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be permitted to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to terminate the Lease, upon written notice to Tenant, if Landlord is unable to obtain a building permit for the Tenant Improvements within sixty (60) days from the date the Lease is signed by Tenant. From and after the date on which the Lease is terminated, Tenant and Landlord shall have no further rights, obligations or claims with respect to each other arising from the Lease, except for those obligations of Tenant under the Lease which expressly survive and continue after the termination or expiration of the Lease.

13.        Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this document, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Lease and this document, the terms of this document shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same,

3

Landlord shall have all rights and remedies available to it as provided for in the Lease

14.        Construction Warranties. For all items for which Tenant shall have continuing repair and maintenance obligations under the Lease, Landlord shall assign all construction warranties, or enforce such warranties on Tenant’s behalf.

4

EXHIBIT F-1

SPACE PLAN OF TENANT IMPROVEMENTS AND SCOPE OF WORK

[TO BE ATTACHED]

5

OFFICE

OPEN OFFICE

RACK

(N) ENGINEERING

(N) CLEAN ROOM

BREAK ROOM

STORAGE

CONFERENCE

KEYNOTES:

(1) FIVE (5) NEW AIR LINE DROPS PER LOCATION

WALL LEGEND

(E)WALL, TYP

(E) DEMISING WALL

(N) CEILING HEIGHT WALL, TYP

(E) DOOR/WALL TO BE REMOVED

ORCHARD COMMERCIAL

design & planning

PRELIMINARY FLOOR PLAN

(INVENSENSE)

MOFFETT PARK R & D

1197 BORREGAS AVENUE

SUNNYVALE, CA

NO SCALE

15 MAY 2007, REV: 05-22-07.

05-23-07

ORCHARD CONSTRUCTION PROJECT QUOTE

DATE 5/25/07 Rev. 02	PROJECT INVENSENSE TENANT IMPROVEMENT QUOTE			PROJECT LOCATION 1197 BORREGAS SUNNYVALE, CA

COST CODE	TASK	BASE TI COST	SPECIALTY TI COST	DESCRIPTION

11200	PROJECT SUPERVISION	1,207	624	Onsite Project Superintendent & Project Management services.
13600	FLOOR PROTECTION	325		Install carpet mask & curtains at new wall construction.
17100	PROGRESSIVE CLEAN UP	436		Course of construction clean up.
17150	JANITORS FINAL CLEAN	3,616		Janitors final clean, sanitize restrooms.
				Carpet clean entire space (excludes furniture/cube/equipment moving)
17250	DUMP FEES	288		Disposal fees.
20700	DEMOLITION	1,652		Cut in (N) 3’ x 7’ passthrough at Engineering area, remove carpet & scrape adhesive clean to install VCT @ (N) clean room area.
			496	Remove & dispose of all standard ceiling tile in clean room area.
28300	FENCING		1,248	Install 8’ high plastic slat fenced enclosure 2 sided approx. 5’ x 5’with aluminum lid &4’wide gate
29000	LANDSCAPE & IRRIGATION			Removal of plants &sprinklers in planter at new equipment pad is excluded.
33000	CONCRETE		2,350	Install small 4’ x 4’ concrete equipment pad & (N) walkway from (N) exit to (N) equipment pad.
61000	ROUGH CARPENTRY			Excluded.
62200	MILLWORK/CABINETS			Excluded.
82000	DOOR\FRAMES\HARDWARE	942		Relocate 1-6’wide double door assembly from breakroom to cleanroom/lab.
88000	GLASS & GLAZING		3,792	Modify glazing @ breakroom & install 1 double door to match existing as close as possible.
		1,263		Install 3- 3’ x 4’ windows in cleanroom/lab wall
92000	LATH & PLASTER			Excluded.
92500	METAL STUDS/DRYWALL	7,277		Install (N) cleanroom/lab walls, wall infills
			298	WII patch where double door was removed.
93000	HARD SURFACE FLOOR			Excluded.
95000	ACOUSTIC CEILINGS		2,685	Furnish & install new vinyl rock ceiling tile in existing grid @ cleanroom/lab.
96800	FLOORING	1,848		Furnish and install 12” Standard VCT floor tile in new Lab/clean room area & wall base @ (N) walls & walls affected by construction only excludes moisture barrier.
99000	PAINTING	829		Paint (N) walls & walls affected by construction only.

105200	FIRE EXTINGUISHERS			Excluded.
125100	MINI BLINDS			Excluded.
153000	FIRE PROTECTION		825	Install 1 sprinkler head @equipment pad, core bldg. wall.
154000	PLUMBING			Excluded.
154800	PROCESS PIPING		4,400	Install approx. 100 If of standard compressed air copper piping with 5 drops at ceiling line with quick disconnects excludes compressor fit up, condensate, install or start up
155000	HVAC		2,640	Reroute/modify (E) ducting, dedicate (E) 3 ton unit to cleanroom/lab area, install t-stat to control that zone, based upon standard heat load.
160000	ELECTRICAL	3,980		Electrical safe off and demo, relocate switching, add exit signs distribute standard 110 power to 8 locations in the clean room. 220v power for compressor.
167200	SECURITY/ALARM			Excluded.
167400	COMMUNlCATlON/DATA LINES			Excluded.
	SUB-TOTAL > > >	23,663	19,358

17600	BLUEPRINTS	250	100
17700	TESTING & INSPECTION			Excluded.
17900	INSURANCE	315	257
18100	ARCHITECTURE	2,500	1,000
18200	STRUCTURAL ENGINEERING			Excluded.
19200	BUILDING PERMITS	1,633	1,336
19700	PROFIT & OVERHEAD	2,366	1,936
19900	CONTINGENCY	1,183	968
	TOTAL COST > > >	$31,910	$24,955
		$1.62	$1.27
		Cost pr sq. ft.	Cost pr sq. ft.

Exclusions:

Capacity of Existing HVAC system servicing this area is able to provide adequate heating/cooling to satisfy loads. As fit up Handling or removal of any hazardous materials. Telephone or data wiring or equipment Project Budget excludes City Plan Check requirements at this time as they are unknown. Possibility of adding ADA, Title 24, or seismic upgrades, smoke detection systems, or 1 Hour corridor system as may be required will be at an additional cost to this budget. Replacement of burnt out lamps and ballasts.

P.G.&E., SBC or any other utility or City fees. Any buried or unusual conditions. Keying or Rekeying. Overtime work, (except where agreed to by contractor). Any work not explicitly listed by cost or scope above. ANY works to ANY failing or non code complying building systems other than those as may be listed above. Accelerated or Phased/Delayed Project Schedule. Demising of space, seperation of power/utilities

ITEMS AND COST AS LISTED ABOVE ARE APPROVED WITH THE AUTHORITY TO PROCEED

BY:	/s/ Steve Nasiri

PRINT:	Steve Nasiri

DATE:	6/20/07

EXHIBIT F-2

DESCRIPTION OF WORK

1.	New ESD flooring in the lab area with distributed electrical and double entry door.

2.	Remove wall between the two existing lab areas to create one larger lab area.

3.	Install two three foot windows.

4.	Clean carpets.

6

Exhibit G

Schedule of Furniture Systems

This Exhibit (Exhibit G) is dated June 13, 2007, for the reference purposes only and is made between AMB PROPERTY, L.P., a Delaware limited partnership (“Landlord”), and InvenSense, Inc., a Delaware corporation (“Tenant”), to be a part of that certain Standard Industrial Lease (the “Lease”) concerning a portion of the Property more commonly known as 1197 Borregas Avenue, Sunnyvale, CA, California (the “Premises”). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

[Schedule of Furniture Systems to be attached.]

1

OFFICE

OPEN OFFICE

RACK

BREAK ROOM

STORAGE

CONFERENCE

CUBE & CUBE FURNITURE INVENTORY

CUBES: 67

CHAIRS: 66

PEDESTALS: 136

LATERAL FILES:

18

7

(36” 2 DRAWER) (42” 2 DRAWER)

* AS EXISTING ON 29 MAY 2007.

ORCHARD COMMERCIAL

design & planning

EXISTING FLOOR PLAN

(WITH CUBICLE FURNITURE DATA)

MOFFETT PARK R & D

1197 BORREGAS AVENUE SUNNYVALE, CALIFORNIA 20 JUNE 2007 NO SCALE

Addendum One

Early Possession and Inducement Recapture

This Early Possession and Inducement Recapture Addendum is a part of the Lease dated June 13, 2007, by and between AMB PROPERTY, L.P., a Delaware limited partnership (“Landlord”) and InvenSense, Inc., a Delaware corporation (“Tenant”) for the premises commonly known as 1197 Borregas Avenue, Sunnyvale, CA.

1.         Early Possession. Following the full execution of the Lease, Tenant’s payment of prepaid rent and security deposit, and Tenant’s delivery of all required insurance information, Tenant may enter the Premises for the purpose of, and only for the purpose of, installing furniture, fixtures and equipment, in furtherance of Tenant’s intended operations from the Premises (“Early Occupancy”). Such Early Occupancy shall be pursuant to the terms of the Lease and all exhibits and addenda thereto and may not interfere, in any way, with any improvement work Landlord may be required to perform to the Premises. Tenant shall not be obligated to pay Base Rent during the Early Occupancy and prior to the Commencement Date, however, all other terms of the Lease, including, but not limited to, carrying all insurance required by the Lease, shall be in effect during such Early Occupancy. During the early occupancy period Tenant shall have the right to allow up to five (5) employees to occupy the Premises solely for the purpose of managing the Tenant’s installations as set forth above in this Section 1.

2.         Inducement Recapture in Event of Breach. Any agreement by Landlord for possession of the Premises without the payment or reduced payment of rent or other charges or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement, or consideration for Tenant’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” are conditioned upon Tenant’s full and faithful performance of all of the terms, covenants, and conditions of this Lease to be performed or observed by Tenant during the term of this Lease. Upon the occurrence of a Default by Tenant, any rent, other charge, bonus, inducement, or consideration abated, given, or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord and recoverable by Landlord as additional rent due under this Lease, notwithstanding any subsequent cure by Tenant.

1

Addendum Two

Letter of Credit

This Letter of Credit Addendum is a part of the Lease dated June 13, 2007, by and between AMB PROPERTY, L.P., a Delaware limited partnership (“Landlord”) and InvenSense, Inc., a Delaware corporation (“Tenant”) for the premises commonly known as 1197 Borregas Avenue, Sunnyvale, CA. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.         Simultaneously with Tenant’s execution and delivery to Landlord of this Lease and the first month’s Base Rent in accordance with the provisions of the Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, an irrevocable and unconditional negotiable letter of credit (the “Letter of Credit”), in the form and containing the terms required herein, payable in the City of San Francisco, California running in favor of Landlord issued by a solvent nationally recognized bank or financial institution with a long term rating of BBB or higher, as rated by Moody’s Investors Service or Standard & Poor’s, and under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association (“Issuer”),in the amount of Fifty Nine Thousand Five Hundred Sixty and 20/100 Dollars ($59,560.20) (the “LC Amount”). Without restricting who Tenant desires the Issuer to be, Landlord hereby approves Silicon Valley Bank to be the Issuer. The Letter of Credit shall be (i) at sight and irrevocable and unconditional, (ii) subject to the terms of this Addendum, maintained in effect, whether through replacement, renewal or extension, for the period from the Commencement Date of the Lease and continuing until the date which is sixty (60) days after the Expiration Date of the Lease which date shall automatically be deemed to include any and all extensions of the Lease Term (the “Letter of Credit Expiration Date”) and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit, without any action whatsoever on the part of Landlord, (iii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, (iv) fully assignable by Landlord and permit partial draws. Regardless of anything to the contrary set forth herein, in all events Landlord must be provided a notice at least thirty (30) days prior to the expiration of the Letter of Credit stating the date upon which the Letter of Credit will expire (Letter of Credit Expiration Notice”). The Letter of Credit Expiration Notice must be delivered by personal delivery or registered or certified mail, return receipt requested, to all addresses for notices set forth in the Lease and such notices must actually be received and signed for by the person set forth in such notice provisions to be effective. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord’s sole discretion, and shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) statement that such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company) an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); (B) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and (C) in the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) at no cost to Tenant, to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord.

2.         Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any default on the part of Tenant which continues beyond any applicable notice and cure periods. Tenant further acknowledges and agrees that if Landlord cannot draw upon the Letter of Credit within the times and in the manner as anticipated by Landlord herein, Landlord shall suffer irreparable damage, harm and injury. From time to time during the Term of the Lease it is anticipated by the parties that the Letter of Credit will need to be amended, modified and, possibly reissued. Landlord and Tenant hereby covenant and agree to cooperate with one another to promptly effectuate any such amendments, modifications and new issuances, including without limitation, executing and submitting to the Issuer any and all documents or instruments as may be reasonably required to effectuate same. Each and every time during the Term of this Lease, which shall include any and all extensions of the Term of the Lease, there is a change in the identity or address of the parties, including without limitation, any change in the identity of Landlord due to the sale, transfer or other conveyance by Landlord of its rights and interests in, to and under this Lease to any other party, person or entity, the Letter of Credit shall immediately be amended or reissued to reflect such changes and the parties hereby agree to execute and submit to the Issuer such further applications, documents and instruments as may be necessary to effectuate same. It is the intention of the parties that each and every successor and assign of both Landlord and Tenant be bound by and subject to the terms and provisions of this Addendum. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, assign all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such assignment is separate from or as a part of the assignment by Landlord of its rights and interests in and to the Lease.

3.         If, as a result of any such application or use of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount of the LC Amount) and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Addendum, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained herein, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality

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of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal letter of credit or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Addendum, Landlord shall have the right to present such Letter of Credit to the bank in accordance with the terms of this Addendum, and the entire sum evidenced thereby shall be paid to and held by Landlord as collateral for performance of all of Tenant’s obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease.

4.         If there shall occur a default under the Lease after applicable notice and cure periods, Landlord may, but without obligation to do so, draw upon the Letter of Credit, in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant’s default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.

5.         Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (x) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7 (as supplemented, amended, replaced and substituted from time to time), (y) subject to the terms of such Section 1950.7 (as supplemented, amended, replaced and substituted from time to time), or (z) intended to serve as a “security deposit” within the meaning of such Section 1950.7 (as supplemented, amended, replaced and substituted from time to time). The parties hereto (a) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 (as supplemented, amended, replaced and substituted from time to time), and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (b) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

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Addendum Three

Option to Extend the Lease Term

This Addendum Three is a part of the Lease dated June 13, 2007, by and between AMB PROPERTY, L.P., a Delaware limited partnership (“Landlord”) and InvenSense, Inc., a Delaware corporation (“Tenant”) for the premises commonly known as 1197 Borregas Avenue, Sunnyvale, CA. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.         Grant of Extension Option. Subject to Section 3.4 of the Lease, Landlord’s Right to Advance Expiration Date, and subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have an Option (“Option”) to extend the initial term of the Lease for two (2) years (the “Extended Term”).

2.         Tenant’s Option Notice. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Option (the “Option Notice”). If Landlord does not receive the Option Notice from Tenant on a date which is neither more than three hundred sixty-five (365) days nor less than two hundred forty (240) days prior to the end of the initial term of the Lease, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the initial term of the Lease shall be extended for the Extended Term.

3.         Establishing the Initial Monthly Base Rent for the Extended Term. The initial monthly Base Rent for the Extended Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the “Fair Market Rental Rate” payable by Tenant for the Extended Term shall mean the Base Rent for the highest and best use for comparable space at which non-equity tenants, as of the commencement of the lease term for the Extended Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable first-class buildings in the vicinity of the Building, taking into consideration the condition and value of existing tenant improvements in the Premises. The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Extended Term.

Neither Landlord nor Tenant shall have the right to have a court or any other third party entity establish the Fair Market Rental Rate. If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extended Term within ten (10) days of receipt by Landlord of the Option Notice, Landlord and Tenant being obligated only to act in good faith, this Option shall automatically terminate and the Lease shall terminate at the end of its initial term.

In no event shall the monthly Base Rent for any period of the Extended Term be less than the highest monthly Base Rent charged during the initial term of the Lease. Upon determination of the initial monthly Base Rent for the Extended Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute, at Landlord’s sole option, either the standard lease agreement then in use by Landlord, or an amendment to this Lease. Such new lease agreement or amendment, as the case may be, shall set forth among other things, the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to extend the term of the Lease under this Addendum unless Landlord and Tenant otherwise agree in writing.

4.         Condition of Premises and Brokerage Commissions for the Extended Term. If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder’s fees payable to any broker now or hereafter procured or hired by Tenant or who otherwise claims a commission based on any act or statement of Tenant (“Tenant’s Broker”) in connection with the Option. Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant’s Broker, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys’ fees and costs.

5.         Limitations On, and Conditions To, Extension Option. This Option is personal to Tenant and any Permitted Transferee and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord’s option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default at any time during the initial term of the Lease, or is in default of any provision of the Lease on the date Landlord receives the Option Notice; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises except to a Permitted Transferee; and/or (3) Tenant’s financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord; and/or (4) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (5) Tenant or a Permitted Transferee no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6.         Landlord’s Right To Advance Expiration Date. Pursuant to Section 3.4 of the Lease, at any time during the initial Lease Term or any extension thereof, in the event that the Landlord contemplates a redevelopment of the Building or the Industrial Center, Landlord may elect to deliver to Tenant written notice (“Termination Notice”) advancing the Expiration Date of the Lease to the date specified in the Termination Notice (“Advanced Expiration Date”), which Advanced Expiration Date shall not be earlier than (a) twelve (12) months from and after the date of the Landlord’s Termination Notice or (b) the initial Expiration Date of the Lease (i.e. anticipated to be July 31, 2010), whichever is later.

If Landlord delivers a Termination Notice to be effective on the initial Expiration Date of this Lease, Tenant’s right to extend, as set forth herein shall be void.

7.         Time is of the Essence. Time is of the essence with respect to each and every time period described in this Addendum.